UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 9, 2010

ELECTRONIC ARTS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175

(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Director Retirement

On November 9, 2010, at a regularly-scheduled meeting of the Board of Directors (the “Board”) of Electronic Arts Inc. (the “Company”), Gary M. Kusin retired from the Board. Mr. Kusin had served as a director of the Company since 1995.

Appointment of New Director

At the same meeting, Luis A. Ubiñas, President of the Ford Foundation, was appointed to the Board as an independent director. In connection with his appointment to the Board, Mr. Ubiñas has also been appointed to the Audit Committee of the Board, replacing Mr. Kusin.

Mr. Ubiñas shall receive an annual retainer as a non-employee director of $50,000 and an additional $10,000 per year for his service on the Audit Committee. In addition, Mr. Ubiñas will receive 7,500 restricted stock units issued under the Company’s 2000 Equity Incentive Plan, which reflects the pro-rated portion of the 10,000 restricted stock units granted to each of our non-employee directors who were re-elected at the 2010 Annual Meeting of Stockholders. These restricted stock units will vest upon the earlier of August 5, 2011 or the date of the next annual meeting of stockholders.

Mr. Ubiñas has entered into the Company’s standard form of Indemnity Agreement, which provides for indemnification of a director to the maximum extent allowed by Delaware law.

A press release announcing Mr. Kusin’s retirement and Mr. Ubiñas’ appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated November 10, 2010 announcing Gary Kusin’s retirement and Luis Ubiñas’ appointment to the Board of Directors of Electronic Arts Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated: November 10, 2010	By:	/s/ Stephen G. Bené
Stephen G. Bené
Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated November 10, 2010 announcing Gary Kusin’s retirement and Luis Ubiñas’ appointment to the Board of Directors of Electronic Arts Inc.